Exhibit 31.3

SECTION 302 CERTIFICATION OF CHIEF EXECUTIVE OFFICER

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Wesley Cummins, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Applied Blockchain, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Paragraph intentionally omitted];

4.	[Paragraph intentionally omitted]; and

5.	[Paragraph intentionally omitted].

Date:	September 27, 2022	By:	/s/ Wesley Cummins
Wesley Cummins Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

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